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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 10, 2005




                          POWERWAVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                      000-21507               11-2723423
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                            1801 E. St. Andrew Place
                               Santa Ana, CA 92705
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (714) 466-1000

        Former name or former address, if changed since last report: N/A

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On February 10, 2005 the Compensation Committee of the Board of Directors of Powerwave Technologies, Inc. (the "Company") awarded cash bonuses to the following executive officers of the Company in recognition of the Company's performance in the fourth quarter of 2004: Bruce C. Edwards, Chief Executive Officer - $29,100, Ronald J. Buschur, President and Chief Operating Officer - $17,000, Kevin T. Michaels, Senior Vice President Finance, Chief Financial Officer and Secretary - $13,601, Robert Legendre, President, Americas and Asia Business Unit - $13,001, and Johan Ek, President European Business Unit - $7,844.

     On February 10, 2005, the Compensation Committee of the Board of Directors of the Company adopted the Powerwave 2005 cash bonus plan for executive officers of the Company. The bonus plan is intended to provide incentives to executive officers of the Company in the form of cash bonus payments for achieving certain performance goals based on annual and quarterly revenue and earnings per share targets. Each executive officer has an annual target bonus amount that is based on a percentage of his or her base salary. The annual target bonus amount for the executives range from 30% to 100% of annual base salary. If the performance criteria are fulfilled for a quarter of fiscal 2005, each executive officer will receive up to 20% of his or her annual target bonus amount. In the fourth quarter of 2005, an executive officer may receive an additional 20% of the annual target bonus amount (bringing the total for the fourth quarter of 2005 to 40% of the annual target bonus amount) based on individual performance criteria. Payment of the quarterly bonuses is dependent on the Company achieving specific revenue and earnings per share targets for each fiscal quarter of fiscal 2005.



ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS


     On February 11, 2005, the Company announced that Bruce C. Edwards has become Executive Chairman of the Board and Ronald J. Buschur has become the Chief Executive Officer and President of the Company. Mr. Buschur, 41, joined the Company in June 2001 as Chief Operating Officer. Mr. Buschur was named President and Chief Operating Officer in May 2004. Prior to joining the Company, Mr. Buschur held various positions at HMT Technology/Komag, an independent supplier of thin-film disks, including President and Chief Operating Officer from 1999 to 2000, Vice President of Sales, Marketing and Quality Assurance from 1997 to 1999 and Vice President of Quality Assurance from 1994 to 1997.


     The Company also announced that Dag Tigerschiold resigned from the Board of Directors on February 10, 2005 and that Ronald Buschur was appointed as a member of the Board of Directors to fill the vacancy created by Mr. Tigerschiold's resignation. John Clendenin, the former non-executive Chairman of the Board, has become the Lead Outside Director.






                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:          February 11, 2005                  POWERWAVE TECHNOLOGIES, INC
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                                        By:          /s/ KEVIN T. MICHAELS
                                            ------------------------------------
                                                       Kevin T. Michaels
                                              Senior Vice President, Finance and
                                                    Chief Financial Officer